Exhibit 5.1

CONYERS DILL & PEARMAN

Cricket Square, Hutchins Drive
PO Box 2681, Grand Cayman KY1-1111
Cayman Islands

T +1 345 945 3901

conyers.com

8 February 2021

Matter No.:832960

Doc Ref: PL/HL/BC/KN/106824899v3

(852) 2842 9551

Paul.lim@conyersl.com

(852) 2842 9402

Hollia.lam@conyers.com

(852) 2842 9403

Beverly.Cheung@conyers.com

Ebang International Holdings Inc.

26-27/F, Building 3

Xinbei Qianjiang International Building

Qianjiang Economic and Technological Development Zone

Yuhang District

Hangzhou City

Zhejiang Province

311100

People’s Republic of China

Dear Sirs,

Re: Ebang International Holdings Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a best-efforts offering of units in an aggregate amount of up to US$80,000,000 (the “Units”) with each Unit consisting of:

(i)	one Class A ordinary share of par value HK$0.001 per share (the “Class A Ordinary Share”); and

(ii)	one warrant to purchase one-half of one Class A Ordinary Share par value HK$0.001 per share of the Company (the “Class A Warrant Share” and together with the Class A Ordinary Share, the “Shares”) (the “Warrant”),

as described in the prospectus forming part of the registration statement on form F-1, (the “Prospectus”) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 5 February 2021 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the amended and restated memorandum and articles of association of the Company, written resolutions of the directors of the Company dated 8 February 2021 (the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 29 January 2021 (the “Certificate Date”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of the Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof and that the Shares will be duly registered in the Company’s Register of Members which shall be equal to at least the par value thereof; (g) that upon the exercise of the purchase rights for the Class A Warrant Shares attached to the Warrants, the exercise price of the Warrants will not be less than the par value of the Class A Ordinarily Shares in issue at the time of exercising the purchase rights attached to the Warrants; (h) that the Class A Ordinary Shares and the Class A Warrant Shares will, when issued, be issued out of the authorized but unissued Class A ordinary shares of the Company; (i) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission prior to, or concurrent with, the sale of the Units pursuant to the Registration Statement; (j) the Prospectus contained in the Registration Statement, when declared effective will be substantially in the same form as that examined by us for purposes of this opinion; (k) the offering and the transactions contemplated thereunder complies with the requirements of the applicable rules of NASDAQ; and (I) no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Units of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

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On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.	When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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